QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.3

July 11, 2003

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

        We were previously principal accountants for divine, inc. and subsidiaries ("divine") and, under the date of March 29, 2002, we reported on the consolidated financial statements of divine as of and for the years ended December 31, 2001 and 2000. On June 9, 2003, we resigned. We have read divine's statements included under Item 4 of its Form 8-K/A dated June 9, 2003, and we agree with such statements, except that we are not in a position to agree or disagree with divine's statement that the resignation was not recommended or approved by divine's board of directors nor by any audit or similar committee of divine's board of directors.

Very truly yours,

/s/ KPMG LLP

QuickLinks

  Exhibit 99.3